AMENDMENT NO. 20 TO
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of May 1, 1998, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust (“AVIF (IVIF)”); Invesco Distributors, Inc, a Delaware corporation (“INVESCO”); Transamerica Life Insurance Company (formerly, PFL Life Insurance Company), an Iowa life insurance company (“LIFE COMPANY”) and Transamerica Capital, Inc. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation) (UNDERWRITER), is hereby amended as follows:
1.	A new Section 23. is hereby added to the Agreement as follows:
     Section 23. Summary Prospectus.
Should AVIF (IVIF) and LIFE COMPANY desire to distribute the prospectuses of the funds within AVIF (IVIF) pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:
(a)	For purposes of this Section 23., the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

(b)	AVIF (IVIF) shall provide, or cause to provide, LIFE COMPANY with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that AVIF (IVIF) provide LIFE COMPANY with Statutory Prospectuses. If AVIF (IVIF) makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, unless the Parties agree otherwise, AVIF (IVIF) shall, instead of providing LIFE COMPANY with a revised Summary Prospectus, provide LIFE COMPANY with a supplement setting forth the changes in the Rule 497 filing.

(c)	AVIF (IVIF) and/or the UNDERWRITER shall be responsible for compliance with Rule 498(e).

(d)	AVIF (IVIF) and UNDERWRITER each represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to AVIF (IVIF) and its series. AVIF (IVIF) further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

(e)	AVIF (IVIF) and UNDERWRITER each agree that the URL indicated on each Summary Prospectus will lead policyholders/contract owners directly to the web page used for hosting Summary Prospectuses (“Landing Page”) and that such Landing Page will host the current AVIF (IVIF) and series’ documents required to be posted in compliance with Rule 498.

(f)	AVIF (IVIF) and UNDERWRITER represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving policyholder/contract owner requests for additional AVIF (IVIF) documents made directly to AVIF (IVIF). AVIF (IVIF) and UNDERWRITER further represent and warrant that any information obtained about policyholders/contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional AVIF (IVIF) documents.

(g)	LIFE COMPANY represents and warrants that it will respond to requests for additional fund documents made by policyholders/contract owners directly to LIFE COMPANY or one of its affiliates.

(h)	LIFE COMPANY represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

(i)	If AVIF (IVIF) determines that it will end its use of the Summary Prospectus delivery option, AVIF (IVIF) and UNDERWRITER will provide LIFE COMPANY with at least 90 days’ advance notice of its intent.

(j)	The Parties agree that LIFE COMPANY is not required to distribute Summary Prospectuses to its policyholders/contract owners, but rather that the use of the Summary Prospectus will be at the discretion of LIFE COMPANY. LIFE COMPANY agrees that it will give UNDERWRITER and AVIF (IVIF) reasonable notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

(k)	The Parties agree that all other provisions of the Participation Agreement, including, the Indemnification provisions, will apply to the terms of this Section 23., as applicable.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2011.
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President
INVESCO DISTRIBUTORS, INC.

By: Name:	/s/ John S. Cooper John S. Cooper
Title:	President
TRANSAMERICA LIFE INSURANCE COMPANY

By: Name:	/s/ Arthur D. Woods Arthur D. Woods
Title:	Vice President
TRANSAMERICA CAPITAL, INC.

By: Name:	/s/ Brenda L. Smith Brenda L. Smith
Title:	Assistant Vice President

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